Exhibit 99.1

Ignyta Announces Third Quarter 2016

Company Highlights and Financial Results

November 7, 2016, 4:00 PM Eastern Time

SAN DIEGO—(BUSINESS WIRE)—Ignyta, Inc. (Nasdaq: RXDX), a biotechnology company focused on precision medicine in oncology, today announced company highlights and financial results for the third quarter ended September 30, 2016.

“During the third quarter, we advanced our lead program, entrectinib, with continued successful execution of STARTRK-2, our global pivotal Phase 2 clinical trial now open at more than 100 sites in 12 countries,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “This global clinical footprint helps ensure that entrectinib, a novel, orally available, CNS-penetrant tyrosine kinase inhibitor targeting tumors that harbor TRK, ROS1, or ALK fusions, is made available to patients for clinical development on a worldwide basis. Further, by expanding our collaboration with the European Organisation for Research and Treatment of Cancer, or EORTC, we hope to identify additional patients across Europe who may be eligible for STARTRK-2.”

Ignyta will not be conducting a conference call in conjunction with this release, but will summarize company highlights for the third quarter as part of its presentation at the Credit Suisse 25th Annual Healthcare Conference on Tuesday, November 8, 2016, at 10:30 a.m. Mountain time (9:30 a.m. Pacific time) in Scottsdale, AZ. A webcast of the presentation will be available during the presentation in the Investors section of the company’s website at https://www.ignyta.com/investors/, and will be archived and available at that site for 14 days.

Company Highlights

Announced Approval of an IDE for Trailblaze Pharos™

In August 2016, the U.S. Food and Drug Administration (FDA) approved an investigational device exemption (IDE) for the company’s RNA-based companion diagnostic, next-generation sequencing (NGS) assay known as Trailblaze Pharos. The Trailblaze Pharos assay is intended for use in identifying patients, including those who are treatment-naïve, who have solid tumors with NTRK1/2/3, ROS1, or ALK gene rearrangements leading to fusion proteins, to determine eligibility for enrollment into the global STARTRK-2 trial.

Expanded Collaborative Agreement with EORTC

In September 2016, we expanded our collaborative agreement with EORTC. Under this collaboration, Ignyta will serve as a diagnostic laboratory performing fusion testing for EORTC’s SPECTA (Screening Patients for Efficient Clinical Trial Access) initiative, which may help us identify patients with a variety of tumor histologies across Europe who could potentially be enrolled in our STARTRK-2 clinical trial.

Third Quarter 2016 Financial Results

For the third quarter of 2016, net loss was $23.3 million, or $0.56 per share, compared with $14.6 million, or $0.49 per share, for the third quarter of 2015.

Ignyta did not record any revenue for the three months ended September 30, 2016, or for the three months ended September 30, 2015.

Research and development expenses for the third quarter of 2016 were $16.6 million, compared with $10.4 million for the third quarter of 2015. This increase was primarily due to the $4.3 million increase in the external development costs associated with entrectinib, taladegib and other product candidates, coupled with personnel expenses related to hiring and engaging additional employees and consultants to help advance the company’s product candidates.

General and administrative expenses were $6.1 million for third quarter of 2016, compared with $3.9 million for third quarter of 2015. This increase was driven by higher personnel and share-based compensation costs, higher facilities-related expenses resulting from the increase of our leased facilities space, and increases in consulting fees and depreciation expense.

At September 30, 2016, the company had cash, cash equivalents and available-for-sale securities totaling $152.5 million and current and long-term debt of $32.0 million. At December 31, 2015, the company had cash, cash equivalents and available-for-sale securities totaling $172.1 million and current and long-term debt of $31.0 million.

About Ignyta, Inc.

Blazing a New Future for Patients with CancerTM

At Ignyta, we work tirelessly on behalf of patients with cancer to offer potentially life-saving, precisely targeted therapeutics (Rx) guided by companion diagnostic (Dx) tests. Our integrated Rx/Dx strategy allows us to enter uncharted territory, illuminating the molecular drivers of cancer and quickly advancing treatments to address them. This approach embraces even those patients with the rarest cancers, who have the highest unmet need and who may otherwise not have access to effective treatment options. With our pipeline of potentially first-in-class and best-in-class precision medicines, we are pursuing the ultimate goal of not just shrinking tumors, but eradicating cancer relapse and recurrence in precisely defined patient populations.

For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements about Ignyta as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the development of Ignyta’s product candidates, Ignyta’s ability to quickly advance potential treatments, the potential advantages and first-in-class or best-in-class nature of these drug programs and the potential for Ignyta to establish a leadership position in oncology personalized medicine and provide benefit to cancer patients. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; Ignyta’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Ignyta’s plans to develop and commercialize its product candidates; the potential for final results of the ongoing clinical trials of entrectinib or other product candidates, or any future clinical trials of entrectinib or other product candidates, to differ from preliminary or expected results; Ignyta’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; Ignyta’s ability to obtain and maintain intellectual property protection for its product candidates; the risk that orphan drug exclusivity may not effectively protect a product from competition and that such exclusivity may not be maintained; the potential for the company to fail to maintain the CAP accreditation and CLIA certification of its diagnostic laboratory; the loss of key scientific or management personnel; competition in the industry in which Ignyta operates; and market conditions. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q.

Contacts

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

858-255-5959

jc@ignyta.com

IGNYTA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Operating expenses:
Research and development	$16,626	$10,432	$56,425	$39,444
General and administrative	6,145	3,857	16,871	10,478

Total operating expenses	22,771	14,289	73,296	49,922

Loss from operations	(22,771)	(14,289)	(73,296)	(49,922)
Other income (expense):
Loss from debt extinguishment	—	—	(696)	—
Interest expense	(814)	(580)	(2,404)	(1,785)
Other income	296	248	966	460

Total other expense, net	(518)	(332)	(2,134)	(1,325)

Net loss	$(23,289)	$(14,621)	$(75,430)	$(51,247)

Net loss per common share:
Net loss per share—basic and diluted	$(0.56)	$(0.49)	$(2.02)	$(2.02)

Weighted average shares—basic and diluted	41,652	29,601	37,413	25,365

IGNYTA, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Cash and cash equivalents	$23,469	$46,383
Short-term investment securities	98,944	85,420
Prepaid expenses and other current assets	6,872	4,191

Total current assets	129,285	135,994
Long-term investment securities	30,070	40,346
Property and equipment, net	30,087	18,764
Other long-term assets	343	410

Total assets	$189,785	$195,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,128	$3,828
Accrued expenses and other liabilities	11,641	13,860
Current portion of long-term debt	188	6,856

Total current liabilities	13,957	24,544
Term loan, net	29,352	22,821
Other long-term liabilities	25,687	12,164

Total liabilities	68,996	59,529
Total stockholders’ equity	120,789	135,985

Total liabilities and stockholders’ equity	$189,785	$195,514